Exhibit 99.1

ROBBINS UMEDA LLP

BRIAN J. ROBBINS (190264)

KEVIN A. SEELY(199982)

CHRISTOPHER L. WALTERS (205510)

ASHLEY R. PALMER (246602)

600 B Street, Suite 1900

San Diego, CA 92101

Telephone: (619) 525-3990

Facsimile: (619) 525-3991

Lead Counsel for Plaintiffs

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SANTA CLARA

IN RE HANSEN MEDICAL, INC.	)	Lead Case No. 1:09-CV-157170
SHAREHOLDER DERIVATIVE	)
LITIGATION	)	(Consolidated with Case No. 1:09-CV-157592)
)
This Document Relates To:	)	NOTICE OF PENDENCY AND PROPOSED
	)	SETTLEMENT OF SHAREHOLDER
ALL ACTIONS	)	DERIVATIVE ACTIONS
)
	)	Judge: James P. Kleinberg
	)	Dept: 1
	)	Date Action Filed: November 12, 2009

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS

TO:	ALL OWNERS OF HANSEN MEDICAL, INC. (“HANSEN”) COMMON STOCK AS OF DECEMBER 21, 2011:

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A HANSEN SHAREHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the Superior Court of the State of California, County of Santa Clara (the “Court”), that the parties to the above captioned action (the “State Action”), as well as the parties to an action filed in the U.S. District Court for the Northern District of California under the caption Brown v. Moll, Case No. 09-CV-5881 and currently pending on appeal in the U.S. Court of Appeals for the Ninth Circuit under the caption Brown v. Moll, Case No. 10-17811 (the “Federal Action” and collectively with the State Action, the “Actions”), have reached an agreement to settle the shareholder derivative claims brought on behalf and for the benefit of Hansen Medical, Inc. (“Hansen” or the “Company”).

As explained below, the Court will hold a Settlement Hearing on April 6, 2012 at 9:00 a.m., before the Honorable James P. Kleinberg, in the Superior Court of California, County of Santa Clara, 191 North First Street, San Jose, California 95113, to determine whether to approve the Settlement. You have an opportunity to be heard at this hearing.

The terms of the Settlement are set forth in a Stipulation of Settlement dated December 21, 2011, (the “Stipulation”). The Settlement provides for corporate governance measures that are designed to strengthen the Company’s internal controls and protect the Company going forward. If approved by the Court, the Settlement will fully resolve the Actions on the terms set forth in the Stipulation and summarized in this notice, including the dismissal of the Actions with prejudice. For a more detailed statement of the matters involved in the Actions, the Settlement, and the terms discussed in this notice, the Stipulation may be inspected at the Clerk of Court’s office at the Santa Clara Superior Courthouse, 191 North First Street, San Jose, California 95113. The Stipulation is also available for viewing on the websites of Robbins Umeda LLP at http://www.robbinsumeda.com/notices.html and Hansen at http://www.hansenmedical.com/eu/global/investor-relations/corporate-profile.html.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS

This notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Actions, but is merely to advise you of the pendency and Settlement of the Actions.

There is no claims procedure. This case was brought to protect the interests of Hansen and its shareholders. The Settlement will result in changes to the Company’s corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.

I.	THE DERIVATIVE ACTIONS

According to its public filings, Hansen is a Delaware corporation that develops, manufactures, and sells medical robotics for accurate positioning, manipulation, and stable control of catheters and catheter-based technologies. On October 19, 2009, Hansen disclosed that it was restating its fiscal 2008 through second quarter 2009 financial results to correct improper revenue recognition in connection with sales of its principal product, the Sensei Robotic Catheter System. Hansen also disclosed that a whistleblower report, regarding accounting irregularities, triggered the discovery of the improper revenue recognition.

The Actions are brought by Plaintiffs solely on behalf of and for the benefit of Hansen and against the Individual Defendants. Plaintiffs generally allege, among other things, that the Individual Defendants breached their fiduciary duties of due care, loyalty, and good faith to the Company in connection with the accounting irregularities and improper revenue recognition.

II.	TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation described above. The Stipulation has been filed with the Court and is also available for viewing on the websites of Robbins Umeda LLP at http://www.robbinsumeda.com/notices.html and Hansen at http://www.hansenmedical.com/eu/global/investor-relations/corporate-profile.html. The following is only a summary of its terms.

In consideration for the Settlement, Hansen has agreed to adopt significant corporate governance measures designed to strengthen the Company’s internal controls. Hansen and the Individual Defendants acknowledge and agree that the filing, prosecution, and Settlement of the

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS

Actions were a substantial material factor behind the Company’s decision to implement these corporate governance measures. Hansen and the Individual Defendants further acknowledge and agree that the corporate governance measures are significant and extensive and confer substantial benefits upon Hansen and its shareholders by, among other things, helping to prevent a recurrence of the wrongdoing alleged in the Actions.

For example, the corporate governance measures set forth policies and procedures that are designed to strengthen, among other things, the Company’s accounting policies and procedures relating to revenue recognition and the internal audit function. In particular, the reforms require that Hansen’s Audit Committee retain an independent firm to assist the Company in the review and assessment of the Company’s internal control structure. The Audit Committee will be required to meet with the independent firm on an annual basis to review the Company’s internal control structure and must review all quarterly earnings releases prior to issuance. In addition, Hansen has replaced PricewaterhouseCoopers, LLP, with Deloitte & Touche LLP, and the Audit Committee shall formally consider, on the seventh year following the retention of Deloitte & Touche or the assignment of a new audit partner, and every three years thereafter, whether the Company should retain a new outside audit firm or seek assignment of a new audit partner.

In addition to strengthening Hansen’s accounting policies and procedures, the corporate governance measures are also designed to strengthen the independence of the Board of Directors (the “Board”). For example, the Company will implement policies requiring that at least two-thirds of the members of the Board be independent directors and the independent directors meet in executive session at least three times annually. Additionally, once the current Chairman steps down, the position of Chairman (or Lead Independent Director) shall be held by an independent director.

The reforms also require that the Company adopt certain policies designed to ensure that Hansen’s directors stay abreast of developments in legal standards related to corporate governance, accounting policies, and industry specific issues.

Hansen has agreed to adopt the corporate governance measures within thirty days after dismissal of the Actions with prejudice and to maintain such reforms for a period of not less than five years from the date the respective corporate governance measures are adopted.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS

This Notice provides a summary of some, but not all, of the corporate governance measures that Hansen has agreed to adopt as consideration for the Settlement. For a list of all of the corporate governance measures, please see the Stipulation, which may be inspected during business hours at the office of the Clerk of the Court and/or viewed on the websites of Robbins Umeda LLP at http://www.robbinsumeda.com/notices.html and Hansen at http://www.hansenmedical.com/eu/global/investor-relations/corporate-profile.html.

III.	DISMISSAL AND RELEASES

The Settlement is conditioned, among other things, upon: (i) entry of an order by the Court approving the Settlement and dismissing the State Action with prejudice; and (ii) dismissal of the Federal Action with prejudice. The Settlement will not become effective until such dismissals have been entered and have become final and non-appealable (the “Effective Date”).

Upon the Effective Date, Hansen, Plaintiffs, and Current Hansen Shareholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled released, discharged, extinguished, and dismissed with prejudice any and all claims, debts, demands, rights, accountings, matters, issues, suits, causes of action or liabilities, of every nature and description whatsoever, whether based on federal, state, local, statutory, or common law or any other law, rule, or regulation (whether foreign or domestic), including both known claims and Unknown Claims, accrued claims and not accrued claims, foreseen claims and unforeseen claims, matured claims and not matured claims, to the date of the entry of the Judgment that have been or could have been asserted in any forum or in the action by Plaintiffs, any Current Hansen Shareholders derivatively on behalf of Hansen, or by Hansen, against Hansen, each of the Individual Defendants and each of the Individual Defendants’ past or present legal representatives, heirs, assigns, agents, employees, attorneys, advisors, investment advisors, auditors, accountants, and any firm, trust, corporation, or other Person or entity in which any Individual Defendant has a controlling interest (the “Released Persons”) which arise out of or relate to: (i) the allegations,

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS

transactions, facts, disclosures, acts, matters or occurrences, statements, representations or omissions, or failures to act that were alleged in the Actions or the Cates Demand, or closely related thereto; or (ii) any claims in connection with, based upon, arising out of, or relating to the Settlement, except for any claims to enforce the Settlement. Notwithstanding the foregoing, nothing set forth herein shall constitute a release by Hansen of any claims Hansen may have (i) against any insurer, co-insurer or reinsurer, or (ii) against any Individual Defendant for (a) recovery of indemnification and advancement amounts paid by Hansen, or (b) contribution or indemnity. However, Hansen agrees that it will not seek indemnity or contribution from any Individual Defendant for any portion of the Fee Amount payment described in paragraph 5.1 below or any portion of the attorneys’ fees or other litigation expenses it has incurred in connection with the Actions or the Cates Demand (the “Released Claims”).

Further, upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled released, extinguished, and dismissed with prejudice any and all claims, debts, rights, or causes of action or liabilities, including Unknown Claims, that could be asserted in any forum by the Released Persons or their successors and assigns or their subrogates, against Plaintiffs, Plaintiffs’ Counsel, or Hansen, that arise out of or relate in any way to the institution, prosecution, or settlement of the Actions (except for any claims to enforce the Settlement).

IV.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe the Actions have substantial merit. Nonetheless, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trial and through possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel also are mindful of the inherent problems of proof and possible defenses to the claims alleged in such actions. Plaintiffs’ Counsel have conducted a thorough review and analysis of the relevant facts, allegations,

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS

defenses, and controlling legal principles, and believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Hansen and its shareholders. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Hansen and have agreed to settle the Actions upon the terms and subject to the conditions set forth in the Stipulation.

V.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Actions. The Individual Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Actions.

Nonetheless, Defendants have concluded that further litigation of the Actions would be protracted and expensive, and that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Actions. Defendants have, therefore, determined that it is desirable and beneficial to them and to Hansen that the Actions be settled in the manner and upon the terms and conditions set forth in the Stipulation. Further, Defendants believe that the Settlement set forth in the Stipulation confers substantial benefits upon Hansen and its shareholders and is in the best interests of Hansen and its shareholders.

VI.	PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES

After negotiating the substantive terms of the Settlement, and in recognition of the substantial benefits conferred on Hansen through the Settlement, the Settling Parties reached an agreement as to a fair and reasonable sum to be paid for Plaintiffs’ attorneys’ fees and expenses. The Individual Defendants’ insurer shall pay to Plaintiffs’ Counsel the agreed-to amount of $300,000 for attorneys’ fees and expenses (the “Fee Amount”). Plaintiffs’ Counsel shall request approval by the Court of the Fee Amount at the Settlement Hearing. To date, Plaintiffs’

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS

Counsel have neither received any payment for their services in conducting the Actions, nor have Plaintiffs’ Counsel been reimbursed for their out-of-pocket litigation expenses incurred. Plaintiffs’ Counsel believe that the Fee Amount is within the range of fees and expenses approved by courts under similar circumstances in litigation of this type.

VII.	THE SETTLEMENT HEARING AND YOUR RIGHT TO BE HEARD

The Settlement Hearing will be held on April 6, 2012 at 9:00 a.m. before the Honorable James P. Kleinberg in the Superior Court of California, County of Santa Clara, 191 North First Street, San Jose, California 95113. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

At the Settlement Hearing, the Court will consider whether to grant final approval to the Settlement and the Fee Amount. You have the right, but are not required to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement or otherwise present evidence or argument that may be proper and relevant. However, you shall not be heard, and no papers, briefs, or other documents by you shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless not later than fourteen calendar days prior to the Settlement Hearing, you file with the Court:

(i) a written notice of objection with your name, address, and telephone number, along with a representation as to whether you intend to appear at the Settlement Hearing;

(ii) competent evidence that you held shares of Hansen common stock as of December 21, 2011, and that you continue to hold shares of Hansen common stock as of the date of the Settlement Hearing;

(iii) a statement of your objections to any matters before the Court, the grounds therefor or the reasons for your desiring to appear and be heard, as well as all documents or writings you desire the Court to consider; and

(iv) the identities of any witnesses you plan on calling at the Settlement Hearing, along with a summary description of their likely testimony.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS

In addition, on or before the date of such filing, you must also serve the same documents via first class mail or overnight delivery upon each of the following:

The Court:

Clerk of the Court

Superior Court of California

County of Santa Clara

191 North First Street

San Jose, CA 95113

Counsel for Defendants:

BINGHAM McCUTCHEN LLP

Attn: John D. Pernick, Esq.

Three Embarcadero Center

San Francisco, CA 94111

Lead Counsel for Plaintiffs: ROBBINS UMEDA LLP Attn: Kevin A. Seely, Esq. 600 B Street, Suite 1900 San Diego, CA 92101

Unless the Court otherwise directs, you shall not be entitled to object to the approval of the Settlement, to the Fee Amount, or to otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. If you fail to object in the manner and within the time prescribed above you shall be deemed to have waived your right to object (including the right to appeal) and shall forever be barred, in this proceeding or in any other proceeding, from raising such objection(s).

VIII.	CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (i) approval of the Settlement; (ii) dismissal of the Actions with prejudice; and (iii) expiration of the time to appeal from, or alter or amend, the Judgment. If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the parties to the Stipulation will be restored to their respective positions as of the execution date of the Stipulation.

IX.	EXAMINATION OF PAPERS AND INQUIRIES

There is additional information concerning the Settlement available in the Stipulation of Settlement, which may be inspected during business hours at the office of the Clerk of the Court

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS

and/or viewed on viewed on the websites of Robbins Umeda LLP at http://www.robbinsumeda.com/notices.html and Hansen at http://www.hansenmedical.com/eu/global/investor-relations/corporate-profile.html.

For more information concerning the Settlement, you may also call or write to: Robbins Umeda LLP, c/o Lauren Levi, Client Relations, 600 B Street, Suite 1900, San Diego, CA 92101, Telephone: (619) 525-3990.

PLEASE DO NOT TELEPHONE THE COURT OR HANSEN

REGARDING THIS NOTICE.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS